   As filed with the Securities and Exchange Commission on December 2, 1997.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)

       DELAWARE                                         73-0618660
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   8 EAST THIRD STREET, TULSA, OKLAHOMA 74103
           -----------------------------------------------------------
           (Address of Principal Executive Offices including Zip Code)

                     Parker Drilling Company 1997 Stock Plan
                     ---------------------------------------

                              (Full title of plan)

                                 JAMES J. DAVIS
                               8 EAST THIRD STREET
                              TULSA, OKLAHOMA 74103
                                 (918) 631-1391
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of securities to       Amount to be         Proposed maximum       Proposed maximum           Amount of
     be registered          registered (1)       offering price per     aggregate offering      registration fee
                                                      share (2)              price (2)
----------------------------------------------------------------------------------------------------------------
    Parker Drilling        4,000,000 shares            $12.594              $46,657,000            $14,138.00
 Company Common Stock,
  $.16 2/3 par value
   per share
================================================================================================================

(1) Indicates the aggregate number of shares of Common Stock authorized and reserved for issuance under, or which may be sold upon the exercise of options that have previously been granted and/or may be granted to certain persons under, the Parker Drilling Company 1997 Stock Plan (4,000,000 shares). Also includes an indeterminate number of shares of Parker Drilling Company Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on December 1, 1997.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The information called for in Part I of Form S-8 is currently included in the prospectus for the Parker Drilling Company 1997 Stock Plan and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Parker Drilling Company (the "Registrant") with the SEC are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

         2. The Registrant's Current Report on Form 8-K filed with the SEC on October 31, 1997; and

         3. The description of the Registrant's Common Stock (the "Common Stock") which is contained in the Registrant's registration statement filed on Form 8-A dated June 16, 1969 and all amendments thereto and reports filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or de-registering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Ronald C. Potter, Esq., whose opinion of counsel is attached hereto as
Exhibit 5, is Senior Attorney for Parker Drilling Company. As of August 31, 1997, Mr. Potter directly or indirectly beneficially owned, subject in some cases to certain restrictions, 7,000 shares of Common Stock. Mr. Potter is eligible to participate in the 1994 Executive Stock Option Plan and currently has options thereunder to purchase 10,000 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) transactions in which the director received an improper personal benefit.

         The Company is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Company's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

         The foregoing summaries are necessarily subject to the complete text of the statute, Restated Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS.

         4.1 Parker Drilling Company 1997 Stock Plan (incorporated herein by reference to Exhibit "A" to the Company's 1997 Proxy Statement dated November 7, 1997, File No. 001-07573.

         4.2    Form of Incentive Stock Option Award Agreement for 1997 Stock
                Plan.

         4.3 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-22987).

         4.4 Certificate of Retirement of the Company (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-22987).

         4.5 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3(b) to Annual Report on Form 10-K for the year ended August 31, 1992, as amended by Form 8 dated February 18, 1993).

         4.6 Indenture dated as of November 12, 1996 among the Company, as issuer, certain Subsidiary Guarantors (as defined therein) and Texas Commerce Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company's S-4 Registration Statement No. 333-19317).

         4.7 Term Loan Agreement dated as of November 8, 1996 between the Company and ING (U.S.) Capital Corporation (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q/A for the three months ended November 30, 1996).

         5      Opinion of Ronald C. Potter, Esq. as to legality of securities.

         23.1 Consent of Coopers & Lybrand, independent certified public accountants

         23.2   Consent of Ronald C. Potter, Esq. (included in Exhibit 5 hereto)

         24     Power of Attorney (included in Part II hereof)

ITEM 9.           UNDERTAKINGS.

         1.     The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Registrant and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 2nd day of December, 1997.

                                           PARKER DRILLING COMPANY
                                           By: /s/ Robert L. Parker Jr.
                                           Robert L. Parker Jr., President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parker Jr. and James J. Davis, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of December, 1997.

Signature                                Title
---------                                -----
(i)  Principal Executive Officer:

/s/ Robert L. Parker Jr.                 President, Chief Executive Officer and Director
Robert L. Parker Jr.

(ii)  Principal Financial Officer

/s/ James J. Davis                       Senior Vice President-Finance and Chief Financial Officer
James J. Davis

(iii)  Principal Accounting Officer

/s/ Randy Ellis                          Controller
Randy. Ellis

(iv)  Directors:

/s/ Robert L. Parker                     Chairman of the Board and Director
Robert L. Parker

/s/ James W. Linn                        Executive Vice President and Director
James W. Linn

/s/ Earnest F. Gloyna                    Director
Earnest F. Gloyna

/s/ David L. Fist                        Director
David L. Fist

/s/ Rudolph R. Reinfrank                 Director
Rudolph R. Reinfrank

/s/ Bernard J. Duroc-Danner              Director
Bernard J. Duroc-Danner


                                  EXHIBIT INDEX

Exhibit
Number            Document

4.1 Parker Drilling Company 1997 Stock Plan (incorporated herein by reference to Exhibit "A" to the Company's 1997 Proxy Statement dated November 7, 1997, File No. 001-07573.

4.2       Form of Incentive Stock Option Award Agreement for 1997 Stock Plan.

4.3 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-22987).

4.4 Certificate of Retirement of the Company (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-22987).

4.5 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3(b) to Annual Report on Form 10-K for the year ended August 31, 1992, as amended by Form 8 dated February 18, 1993).

4.6 Indenture dated as of November 12, 1996 among the Company, as issuer, certain Subsidiary Guarantors (as defined therein) and Texas Commerce Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company's S-4 Registration Statement No. 333-19317).

4.7 Term Loan Agreement dated as of November 8, 1996 between the Company and ING (U.S.) Capital Corporation (incorporated by reference to
          Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q/A for the three months ended November 30, 1996).

5         Opinion of Ronald C. Potter, Esq. as to legality of securities.

23.1      Consent of Coopers & Lybrand, independent certified public accountants

23.2      Consent of Ronald C. Potter, Esq. (included in Exhibit 5 hereto)

24        Power of Attorney (included in Part II hereof)